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                                                                    Exhibit 8(a)



                       [Form of Administration Agreement]

                  THIS AGREEMENT made as of ____________, 2001, by and between FLEMING MUTUAL FUND GROUP, INC. (the "Corporation"), a Maryland corporation, and THE CHASE MANHATTAN BANK (the "Administrator").

                              W I T N E S S E T H :
                               - - - - - - - - - -

          In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          FIRST: The Corporation on behalf of each of its series and any new series to be created hereby authorizes the Administrator to provide administrative services to the Corporation in accordance with the terms and conditions of this Agreement. The Administrator's services shall be subject to the direction and control of the Board of Directors of the Corporation and shall be performed under the direction of the appropriate Corporation officers. The Administrator's functions shall be entirely ministerial in nature, and it shall not have any responsibility or authority for the management of the Corporation, the determination of its policies, or for any matter pertaining to the distribution of securities issued by the Corporation.

          SECOND: The Administrator shall provide certain administration services including:

          (A) arranging for the maintenance of the Corporation's books and records except for: accounting books and records, sales literature and other documents relating to the sale of securities issued by the Corporation (other than copies of such documents preserved as a record of presentations to the Board of Directors or Corporation officers) and records pertaining to the ownership of securities issued by the Corporation;

          (B) preparing for the signature of the appropriate Corporation officer (or assisting counsel in the preparation of) all required Corporation proxy statements and updates to the Corporation's Registration Statement under the Investment Company Act of 1940 (the "Act");

          (C) arranging for the printing and mailing (at the Corporation's expense) of proxy statements and other reports or other materials provided to the Corporation's shareholders;

          (D) preparing agendas and supporting documentation for Director and shareholder meetings;

          (E) arranging for the computation of performance data including net asset value and yield;

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         (F) arranging for the publication of current price information in newspapers and publications;

          (G) responding to all inquires or other communications from shareholders of the Corporation and other parties or, if the inquiry is more properly responded to by the Corporation's transfer agent or distributor, referring the individual making the inquiry to the appropriate person;

          (H) reviewing from time to time the portfolios of each series of the Corporation and transactions with brokers and dealers for compliance with applicable law and Corporation policy; and

          (I) coordinating all relationships between the Corporation and its contractors, including coordinating the negotiation of agreements, the review of performance of agreements, and the exchange of information; PROVIDED, that coordination with the distributor shall be limited to the exchange of information necessary for the administration of the Corporation and the reporting of that information to the Board of Directors and Corporation officers.

          THIRD: Any activities to be performed by the Administrator under this Agreement may be delegated or sub-contracted to a third party without the approval of the Corporation. The Administrator retains ultimate responsibility at all times under this contract for the performance of such activities notwithstanding the existence of a third-party subcontract.

          FOURTH: Any activities performed by the Administrator under this Agreement shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Act and of any rules or regulations in force thereunder; (2) any other applicable provision of law; (3) the provisions of the [Certificate of Incorporation and By-Laws] of the Corporation as amended from time to time; (4) any policies and determinations of the Board of Directors of the Corporation; and (5) the fundamental policies of each series of the Corporation, as reflected in the then current Registration Statement of the Corporation. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Corporation with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended, as such Registration Statement is amended at such time, and the term "Prospectus" and "Statement of Additional Information" shall mean for the purposes of this Agreement the form of the then current prospectus and statement of additional information for each series of the Corporation.

          FIFTH: Nothing in this Agreement shall prevent the Administrator or any officer thereof from acting as administrator for any other person, firm or corporation and shall not in any way limit or restrict the Administrator or any of its directors, officers, employees or affiliates from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting; PROVIDED, HOWEVER, that the Administrator expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Corporation under this Agreement.

          SIXTH: The Administrator shall, at its own expense, provide office space and facilities, equipment and personnel for the performance of its functions hereunder.

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          SEVENTH: The Corporation shall pay the Administrator, as full compensation for all services rendered hereunder, an annual fee on behalf of each series payable monthly and computed on the net asset value of the series at the end of each business day at the annual rates set forth in Exhibit A hereto.

          EIGHTH: In the event the operating expenses of any series of the Corporation, including all investment advisory, administration and sub-administrator fees but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation for any fiscal year ending on a date on which this Agreement is in effect, exceed the most restrictive expense limitation applicable to the series imposed by the securities laws or regulations thereunder of any state in which the shares of the series are qualified for sale, as such limitations may be raised or lowered from time to time, the Administrator shall reduce its administration fee to the extent of its share of such excess expenses. The amount of any such reduction to be borne by the Administrator shall be deducted from the monthly administration fee otherwise payable to the Administrator during such fiscal year, and if such amounts should exceed the monthly fee, the Administrator shall pay to such series its share of such excess expenses no later than the last day of the first month of the next succeeding fiscal year. For the purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.

          NINTH:

          (A) This Agreement shall go into effect at the close of business on the date hereof and, unless terminated as hereinafter provided, shall continue in effect for two years thereafter and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Corporation's Board of Directors, including the vote of a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the applicable series and by such vote of the Directors.

          (B) This Agreement may be terminated by the Administrator at any time without penalty upon giving the Board of Directors of the Corporation sixty (60) days' written notice (which notice may be waived by the Corporation) and may be terminated by the Board of Directors of the Corporation at any time without penalty upon giving the Administrator sixty (60) days' written notice (which notice may be waived by the Administrator); PROVIDED, that such termination by the Board of Directors of the Corporation shall be directed or approved by the vote of a majority of all of its Directors in office at the time, including a majority of the Directors who are not interested persons (as defined in the Act) of the Corporation, or by the vote of the holders of a majority (as defined in the Act) of the voting securities of each series of the Corporation at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act.

          TENTH: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Administrator or any of its officers, directors or employees, the Corporation shall indemnify the Administrator against any and all claims, demands and liabilities and expenses (including reasonable attorney's fees) which

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the Administrator may incur based on any omission in the course of, or connected with, rendering services hereunder.

          ELEVENTH: A copy of the [Certificate of Incorporation] of the Corporation is on file with the Secretary of the State of Maryland, and notice is hereby given that this instrument is executed on behalf of the Directors of the Corporation as Directors and not individually, and that the obligations of this instrument are not binding upon any of the Directors or shareholders individually but are binding only upon the assets and property of the Corporation.

          TWELFTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Corporation shall be 1211 Avenue of the Americas, 41st Floor, New York, NY 10036, and the address of the Administrator shall be 1 Chase Square, Rochester, NY 14643

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                  IN WITNESS WHEREOF, the parties hereto have caused the
Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                              FLEMING MUTUAL FUNDS GROUP, INC.

                                     By:
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ATTEST:                              THE CHASE MANHATTAN BANK

                                     By:
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